UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 31, 2002



                  Voyager Entertainment International, Inc.
             (Exact name of registrant as specified in charter)


     North Dakota                                 45-0420093
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     4483 West Reno Avenue
     Las Vegas, Nevada                            89118
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)


                            DAKOTA IMAGING, INC.
        (Former Name or Former Address, If Changed Since Last Report)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

On May 1, 2002 the Company entered into a Purchase and Sale Agreement with F.G. 7-11, L.L.C., a Nevada limited liability company, for the purchase of plus or minus six (6) acres of real property commonly located at 3700 Las Vegas Boulevard South, Clark County, Las Vegas, Nevada. The Company has terminated the agreement with F.G. 7-11, L.L.C. to enable the Company to pursue a property more suited for the Company's Voyager project.

On May 31, 2002 the Company entered into a Binding Letter of Intent for the lease of a parcel located on Las Vegas Blvd. South. The Company's CEO, Veldon Simpson, has been commissioned to design the over-all Master Site Plan for the parcel. It will be Simpon's duty to oversee the theme of the Property for all parties sharing the parcel. Both parties are diligently working toward finalizing a formal definitive agreement for the "Ground Lease."

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.

Not applicable.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 2, 2002


VOYAGER ENTERTAINMENT INTERNATIONAL, INC.



By: /S/RICHARD HANNIGAN
    Richard Hannigan, President/Treasurer/Director


By: /S/MYONG HANNIGAN
    Myong Hannigan, Secretary